Exhibit 31.2

CERTIFICATION

I, J. Douglas Ramsey, Chief Financial Officer of EXCO Resources, Inc., certify that:

1.                 I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of EXCO Resources, Inc.; and

2.                 Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: April 16, 2007	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey
Chief Financial Officer